EXHIBIT 99.7

Election Information

THE RIGHT TO MAKE AN ELECTION TO RECEIVE CASH INSTEAD OF SHARES OF YELLOW ROADWAY CORPORATION COMMON STOCK FOR SHARES OF USF CORPORATION COMMON STOCK WILL EXPIRE AT 4:00 P.M., EASTERN DAYLIGHT TIME, ON THE FOURTH TRADING DAY PRIOR TO THE MERGER’S CLOSING DATE. THIS DEADLINE IS KNOWN AS THE “CASH ELECTION DEADLINE”. THE COMPANIES ANTICIPATE THE MERGER’S CLOSING DATE WILL OCCUR ON MAY 24, 2005, MAKING THE CASH ELECTION DEADLINE MAY 18, 2005. IF THE MERGER CLOSING DATE OR THE CASH ELECTION DEADLINE CHANGES, YELLOW ROADWAY CORPORATION AND USF CORPORATION WILL EACH ISSUE A PRESS RELEASE ANNOUNCING THE ANTICIPATED MERGER CLOSING DATE AND CASH ELECTION DEADLINE. THE PRESS RELEASES WILL BE AVAILABLE ON YELLOW ROADWAY CORPORATION’S AND USF CORPORATION’S RESPECTIVE WEBSITES AT WWW.YELLOWROADWAY.COM AND WWW.USFC.COM AND IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE CONSIDERATION YOU RECEIVE WILL BE SUBJECT TO CHANGE BASED ON THE PRORATION AND ALLOCATION PROVISIONS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS.

To Our Clients:

Yellow Roadway Corporation and USF Corporation have agreed to merge. Stockholders of USF Corporation will vote to approve the merger of the two companies at a special meeting of USF Corporation stockholders, scheduled for May 23, 2005. Stockholders of Yellow Roadway Corporation will vote to approve certain aspects of the merger on the same day at a special meeting of Yellow Roadway Corporation stockholders. The time and place of each company’s special meeting is provided in the Joint Proxy Statement/Prospectus, dated April 22, 2005. The companies hope to have satisfied the significant conditions of the merger, including receipt of necessary stockholder approvals, so that the closing of the merger can occur on the first business day after the special meetings.

Under the terms of the Merger Agreement, which are more fully explained in the Joint Proxy Statement/Prospectus, USF Corporation stockholders may elect to exchange all or a portion of their USF Corporation shares for either 0.9024 shares of Yellow Roadway Corporation common stock or $45.00 in cash for each share of USF Corporation common stock (subject in each case to the proration and allocation provisions contained in the Merger Agreement and described in the Joint Proxy Statement/Prospectus).

Your Election

You may make your election only by completing, signing and timely delivering the enclosed Election Form. IF YOU DO NOT COMPLETE, SIGN AND TIMELY DELIVER VALID ELECTION INSTRUCTIONS, YOU WILL LOSE YOUR RIGHT TO MAKE AN ELECTION, AND YOU WILL RECEIVE A WHOLE NUMBER OF SHARES OF YELLOW ROADWAY CORPORATION COMMON STOCK AS DETERMINED BY THE MERGER AGREEMENT’S PRORATION AND ALLOCATION PROVISIONS, WHICH ARE DESIGNED TO OPERATE SO THAT APPROXIMATELY ONE-HALF OF THE OUTSTANDING USF SHARES RECEIVE CASH AND APPROXIMATELY ONE-HALF OF OUTSTANDING USF SHARES RECEIVE YELLOW ROADWAY COMMON STOCK, UNLESS THE VALUE OF THE YELLOW ROADWAY COMMON STOCK TO BE ISSUED IN THE MERGER FALLS BELOW 45% OF THE AGGREGATE VALUE OF THE TOTAL CONSIDERATION, IN WHICH CASE THE PRORATION AND ALLOCATION PROVISIONS WILL REQUIRE ADJUSTMENTS SO THAT (1) THE AGGREGATE INCREASE IN THE VALUE OF THE SHARES OF YELLOW ROADWAY COMMON STOCK TO BE ISSUED IN THE MERGER, BASED ON THE

AVERAGE OF THE HIGH AND LOW TRADING PRICES OF THE YELLOW ROADWAY COMMON STOCK ON THE DAY BEFORE THE CLOSING OF THE MERGER, EQUALS THE AGGREGATE DECREASE IN THE CASH MERGER CONSIDERATION; AND (2) THE VALUE OF THE YELLOW ROADWAY COMMON STOCK TO BE ISSUED IN THE MERGER IS EQUAL TO 45% OF THE VALUE OF THE TOTAL MERGER CONSIDERATION AS MEASURED ON THE DAY BEFORE THE CLOSING DATE.

You have the right to change or revoke your election anytime before 4:00 P.M., Eastern Daylight Time, on the Cash Election Deadline. To revoke an election, a written notice of revocation must (a) specify the name of the stockholder having made the election to be revoked and (b) be signed by the stockholder in the same manner as the original signature on the Election Form by which such election was made. A new election may be made by submitting a new Election Form. On the date of the Cash Election Deadline ONLY, you may prior to the Cash Election Deadline fax the Form of Election and an accompanying Notice of Guaranteed Delivery Form to UMB Bank at 781-380-3388. Your faxed Form of Election must be properly completed and timely delivered. You will need to call UMB Bank at 781-843-1833 (extension 200) to confirm receipt of your faxed Form of Election in order for it to be valid.

Your election options are as follows:

1.	Exchange all of your USF Corporation shares for Yellow Roadway Corporation shares. You may elect to exchange all of your USF Corporation shares for 0.9024 shares of Yellow Roadway Corporation common stock for each share of USF Corporation common stock, subject to change based on the proration and allocation provisions described in the Joint Proxy Statement/Prospectus.

2.	Exchange all of your USF Corporation shares for cash at $45.00 per share. You may elect to exchange all or any portion of your USF Corporation shares for cash at $45.00 per share, subject to change based on the proration and allocation provisions described in the Joint Proxy Statement/Prospectus.

3.	Exchange a portion of your USF Corporation shares for cash and the balance for shares of Yellow Roadway Corporation common stock in accordance with the provisions stated in election options 1 and 2 above. Fill in the blank in the third option of the election instruction below with the number of USF Corporation shares you elect to exchange for cash. You will be deemed to have elected to exchange the balance of your USF Corporation shares for shares of Yellow Roadway Corporation common stock. The consideration you receive, however, will be subject to change based on the proration and allocation provisions described in the Joint Proxy Statement/Prospectus.

4.	No preference. You may select the “No Preference” option. If you select this option, your USF Corporation shares will be exchanged for shares of Yellow Roadway Corporation common stock, subject to change based on the proration and allocation provisions described in the Joint Proxy Statement/Prospectus.

Because we are the holder of record for your shares, only we can make an election for your shares in accordance with your instructions. Please instruct us how to exchange your shares. IF YOU DO NOT INSTRUCT US TO MAKE AN ELECTION, WE WILL NOT MAKE AN ELECTION FOR YOU, AND YOU WILL RECEIVE A WHOLE NUMBER OF SHARES OF YELLOW ROADWAY CORPORATION COMMON STOCK AS DETERMINED BY THE MERGER AGREEMENT’S PRORATION AND ALLOCATION PROVISIONS, WHICH ARE DESIGNED TO OPERATE SO THAT APPROXIMATELY ONE-HALF OF THE OUTSTANDING USF SHARES RECEIVE CASH AND APPROXIMATELY ONE-HALF OF OUTSTANDING USF SHARES RECEIVE YELLOW ROADWAY COMMON STOCK, UNLESS THE VALUE OF THE YELLOW ROADWAY COMMON STOCK TO BE ISSUED IN THE MERGER FALLS BELOW 45% OF THE AGGREGATE VALUE OF THE TOTAL CONSIDERATION,

IN WHICH CASE THE PRORATION AND ALLOCATION PROVISIONS WILL REQUIRE ADJUSTMENTS SO THAT (1) THE AGGREGATE INCREASE IN THE VALUE OF THE SHARES OF YELLOW ROADWAY COMMON STOCK TO BE ISSUED IN THE MERGER, BASED ON THE AVERAGE OF THE HIGH AND LOW TRADING PRICES OF THE YELLOW ROADWAY COMMON STOCK ON THE DAY BEFORE THE CLOSING OF THE MERGER, EQUALS THE AGGREGATE DECREASE IN THE CASH MERGER CONSIDERATION; AND (2) THE VALUE OF THE YELLOW ROADWAY COMMON STOCK TO BE ISSUED IN THE MERGER IS EQUAL TO 45% OF THE VALUE OF THE TOTAL MERGER CONSIDERATION AS MEASURED ON THE DAY BEFORE THE CLOSING DATE.

Please provide your signed instructions below:

ELECTION INSTRUCTIONS

1.	❒	Exchange all my USF Corporation shares for shares of Yellow Roadway Corporation common stock.*

2.	❒	Exchange all my USF Corporation shares for cash.*

3.	❒	Exchange of my USF Corporation shares for cash, and exchange the balance of my USF shares for shares of Yellow Roadway Corporation common stock.*

4.	❒	No preference.

* Subject to proration and allocation, as described in the Joint Proxy Statement/Prospectus

IF YOU DO NOT MARK ANY OPTION, OR IF YOU DO NOT PROPERLY COMPLETE, SIGN AND RETURN THIS FORM TO US IN A TIMELY MANNER, YOU WILL RECEIVE A WHOLE NUMBER OF SHARES OF YELLOW ROADWAY CORPORATION COMMON STOCK AS DETERMINED BY THE MERGER AGREEMENT’S PRORATION AND ALLOCATION PROVISIONS, WHICH ARE DESIGNED TO OPERATE SO THAT APPROXIMATELY ONE-HALF OF THE OUTSTANDING USF SHARES RECEIVE CASH AND APPROXIMATELY ONE-HALF OF OUTSTANDING USF SHARES RECEIVE YELLOW ROADWAY COMMON STOCK, UNLESS THE VALUE OF THE YELLOW ROADWAY COMMON STOCK TO BE ISSUED IN THE MERGER FALLS BELOW 45% OF THE AGGREGATE VALUE OF THE TOTAL CONSIDERATION, IN WHICH CASE THE PRORATION AND ALLOCATION PROVISIONS WILL REQUIRE ADJUSTMENTS SO THAT (1) THE AGGREGATE INCREASE IN THE VALUE OF THE SHARES OF YELLOW ROADWAY COMMON STOCK TO BE ISSUED IN THE MERGER, BASED ON THE AVERAGE OF THE HIGH AND LOW TRADING PRICES OF THE YELLOW ROADWAY COMMON STOCK ON THE DAY BEFORE THE CLOSING OF THE MERGER, EQUALS THE AGGREGATE DECREASE IN THE CASH MERGER CONSIDERATION; AND (2) THE VALUE OF THE YELLOW ROADWAY COMMON STOCK TO BE ISSUED IN THE MERGER IS EQUAL TO 45% OF THE VALUE OF THE TOTAL MERGER CONSIDERATION AS MEASURED ON THE DAY BEFORE THE CLOSING DATE.

Account Number

__________________________ Signature of Stockholder	__________________________ Signature of Stockholder (if joint account)	_________________________ Daytime Phone including Area Code

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING STOCKHOLDER. IF DELIVERED BY MAIL, CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE DELIVERY.

If you have any questions, please contact us or contact Morrow & Co., Inc., Information Agent for the merger, directly at 1-800-607-0088.